Exhibit 99.1

MASTER DISTRIBUTION AGREEMENT

THIS AGREEMENT is made and entered into this 26th day of November, 2007,

BETWEEN:

MAJESTIC SUPPLY CO. INC.
a corporation amalgamated pursuant to
the laws of the Province of Ontario

(hereafter “Majestic”)

- and -

PRINTING COMPONENTS INC.
a corporation incorporated pursuant to
the laws of the State of Nevada

(hereafter the “Distributor”)

     WHEREAS the Distributor desires to obtain the right and license from the Majestic to market, sell, and distribute the Products (as hereinafter defined) in the Territory (as hereinafter defined);

     NOW THEREFORE in consideration of the amount of five dollars in lawful currency of Canada ($5.00 CDN), now paid by the Distributor to Majestic, the receipt and sufficiency of which is hereby acknowledged, the parties have agreed as follows:

1.	Definitions: When used herein:

1.1

“Empty Cartridge” means the patent pending combination empty ink cartridge and reprogrammable microchip product becoming available to Majestic in early 2008, pursuant to an exclusive Distribution Agreement with MCP Innovations Inc.

1.2

“Products” means all large format digital printing ink and media products made available for sale and distribution by Majestic, from time to time, as may be published by Majestic or otherwise made available to its distributors, from time to time, excluding the Empty Cartridge.

1.3	“Term” means the term of this Agreement, as specified in Article 7 below, and includes any renewals thereof, but subject to the termination provisions of Article 8 below.

1.4	”Territory” means The United States of America.

1.5	“Unit” means a filled replacement ink cartridge of any type available from Majestic from time to time.

2.	Appointment:

2.1	Majestic hereby appoints the Distributor as a non-exclusive master distributor for the Products, in the Territory, and the Distributor hereby accepts such appointment.

2.2

Provided that the Distributor meets the minimum monthly purchase volumes set out on Schedule A attached hereto (the “Minimum Monthly Volume”), Majestic covenants and agrees that it shall not appoint any other master distributors for the Products within the States of California and Nevada.

2.3	Majestic agrees to sell and the Distributor agrees to purchase the Products for sale and distribution in the Territory, in accordance with the terms and conditions of this agreement.

2.4

The Distributor agrees that it shall not sell any Products outside of the Territory without obtaining the prior written consent of Majestic, nor allow any of its sub- distributors to sell any Products outside of the Territory without obtaining the prior written consent of Majestic and the Distributor.

3.	Sales to Distributor:

3.1

The Distributor shall from time to time place orders with Majestic for such Products as the Distributor may require, from time to time, in such manner as is specified or then made available for ordering by Majestic.

3.2

As and when practicable, Majestic covenants and agrees to make available a website-based online ordering and payment system for Distributor, in common with other customers and distributors of Majestic.

4.	Obligations of Distributor:

4.1

The Distributor shall purchase and sell the Products at its own risk of creditworthiness and be responsible for ensuring that all Products are stored and distributed in compliance with any specified handling instructions for any particular Products. Majestic shall supply the Distributor with its standard handling and storage specification sheets prior to the first shipment of any Products to the Distributor.

4.2

The Distributor shall receive and distribute the Products in accordance with any applicable laws and regulations that relate to the import and distribution of the Products in the Territory or any part thereof.

4.3

The Distributor shall be entitled to sell the Products to its customers for whatever price the Distributor deems appropriate, including the establishment of any volume discount pricing for use by the Distributor, provided that the Distributor shall at all times comply with any applicable anti-trust laws that may be in effect in any jurisdiction within the Territory.

5.	Obligations of Majestic:

5.1

Majestic shall use its best effort to ensure that any Products ordered by the Distributor are delivered on time, in accordance with any delivery times published by Majestic from time to time and the level of shipping service requested by the Distributor.

5.2

Majestic shall be responsible for ensuring the quality of the Products and their fitness for use, in accordance with the intended use specified for each Product, and for ensuring that same are properly packaged, labeled, marked, and packed for shipping to the Distributor, so as to comply with all laws and so as to avoid damage in transit.

5.3

Majestic shall provide a standard product satisfaction guarantee to the Distributor that can be provided to Distributor’s customers, and Majestic shall honor such guarantee in the manner specified in same.

5.4

Majestic shall be responsible for ensuring that the Products may be legally imported into The United States of America, and that same have the appropriate documentation for importing (including MSDS and TSCA compliance).

5.5

Majestic shall be responsible for only direct damages, and not for lost profit, expectancy or consequential damages, incurred by the Distributor as a result of any manufacturing or packaging defects in the Products. In any case, the liability of Majestic shall be limited to the replacement cost of any defective or damaged Products, plus any associated shipping and handling costs.

5.7

Majestic shall provide credit for any defective or damaged Products that are returned to Majestic by the Distributor, such credit to be applied against the next order for Products. In order to qualify for a complete refund, Majestic may from time to time establish and adopt a maximum partial usage threshold which, if exceeded, will result in Majestic being entitled to apply only a discretionary partial refund or credit.

6.	Price and Payment:

6.1

Provided that the Distributor meets the minimum purchase volumes set out on Schedule A attached hereto, the price for the Products shall be Majestic’s lowest published list price for its authorized master distributors, less twenty-five percent (-25%), plus any applicable refundable deposit per Unit. Should the Distributor fail to meet the minimum monthly purchase volumes set out on Schedule A, the price for any Products shall be as stated on Majestic’s standard master distributor volume discount pricing sheet, as may be amended from time to time.

6.2	All orders of Products and all pricing shall be in lawful currency of Canada, and all payments for Products shall be made in Canadian currency or equivalent anticipated conversion rate.

6.3

The Distributor shall pay for all Products ordered, in accordance with any credit terms that may be established or extended by Majestic from time to time, and if no such credit terms have been established or extended then Distributor shall pay in full for all Products by Visa, Mastercard, or electronic funds transfer, at the time of ordering.

7.	Term:

7.1	This Agreement will commence as of the date hereof and remain in effect for an initial period of four (4) years from the date hereof.

7.2	This Agreement may only be renewed upon the mutual agreement of the parties, upon such terms and conditions as may be agreed upon at the time of renewal.

8.	Termination:

8.1	Any party may terminate this agreement at any time if the other party should:

(a)

For any reason fail to perform any of its obligations under this Agreement and such failure to perform is followed by a failure to cure such performance within 45 days after receipt by the party in failure of notice from the party not in failure;

(b)

Become insolvent, be subjected to the filing of judicial process under any law relating to bankruptcy or insolvency, consent or be subject to a receivership, adopt an arrangement with creditors, be dissolved, or enter into liquidation; or

(c)

Have all or any substantial part of its assets seized, expropriated, nationalized, or confiscated by any creditor or governmental authority, whether with or without compensation, or if control of its assets or business is assumed by any such creditor or authority.

8.2

In the event that the Distributor fails to meet the Minimum Monthly Volume for any 2 consecutive calendar months or for any 3 months of any period of 12 consecutive calendar months, then at the sole option of Majestic, by ten (10) days’ notice given in writing to the Distributor, Majestic shall have the right to:

(a) Terminate this Agreement in its entirety.

(b)

Terminate the exclusivity rights of the Distributor as the sole master distributor of the Products for the States of California and Nevada, in whole or in part, so as to enable Majestic to appoint one or more non- exclusive master distributors in such parts of the Territory.

	(c)	Terminate this Agreement as to any part of the Territory so as to enable Majestic to appoint one or more exclusive or master distributors for any part or parts of the Territory.

8.3

Upon expiration or termination of this Agreement, the Distributor shall remain entitled to sell off the balance of any inventory of Products then in its possession and the parties will stand fully-released from each other from any liability whatsoever save and except for:

	(a)	The fulfillment of any outstanding orders for Products by Majestic;

	(b)	The payment of any outstanding orders for Products and/or outstanding invoices, by the Distributor;

	(c)	Any existing claims that have been advanced by either party against the other prior to the effective date of termination or expiry; and

	(d)	Any product warranty claims that may arise within thirty (30) days of the effective date of termination.

9.	Option to Acquire Exclusive Distribution Rights on the Empty Cartridge

9.1

Majestic hereby grants the first right and option to the Distributor to become an exclusive distributor of Majestic for the Empty Cartridge, and to concurrently acquire a certain patent pending ink filling line from Majestic (the “Ink Filling Line”), for the territory to be designated as the Western United States of America, consisting of all states lying west of the Mississippi River in whole or in part (the “Option”), upon the terms and conditions to be specified in Majestic’s standard form of exclusive distribution agreement for the Empty Cartridge.

9.2

The Option shall become exercisable upon the later of the Empty Cartridge product becoming available to Majestic for mass distribution and Majestic being able to deliver an Ink Filling Line to the Distributor (the “Option Exercise Date”), and shall be open for exercise by the Distributor for a period of 6 months from the Option Exercise Date. Majestic shall notify the Distributor in writing of the expected Option Exercise Date, at least ten (10) days prior to same.

9.3

The Option may only be exercised by the Distributor so long as the Distributor is not in material breach of any provision of this Agreement and is able to commit to a suitable minimum monthly sales volume of the Empty Cartridge, to be negotiated between Majestic and the Distributor at that time.

9.4	If exercisable, the Distributor may exercise the Option by giving Majestic notice of its intention in writing, at which time Majestic shall provide the Distributor with its standard form of exclusive distribution agreement for the Empty Cartridge, for review and consideration by the Distributor.

9.5

Once the Option has been exercised, the Minimum Purchase Volume specified under this Agreement shall become terminated and superseded by the minimum purchase volumes required under the exclusive distribution agreement for the Empty Cartridge, provided that the balance of this Agreement shall remain in full force and effect without amendment as to the Distributor remaining a distributor of all other Products of Majestic.

10.	Force Majeure

10.1

The parties hereto agree that, notwithstanding anything to the contrary herein, if the performance called for by any party under the provisions of this Agreement shall be delayed or prevented by force majeure, the periods within which said performance is required shall be extended correspondingly; provided, however, that the party so prevented from performing shall give the other party notice in writing thereof within a reasonable time after the commencement of such force majeure.

10.2

As used in this Agreement, the term force majeure shall include war, acts of government or of the public enemy, fire, lightning, earthquake, hurricane, flood rain which prevent operation of factories, strikes, lockouts, riots, civil commotion, terrorism, vandalism, sabotage, failure of electric power or condition resulting from any other cause which may prevent such party from securing the equipment, supplies or skilled service necessary to enable it to perform hereunder.

11.	General Provisions:

11.1

Each of the parties hereto shall transact all business pursuant to this Agreement on its own behalf and for its own account. The parties hereto have no power or authority to act as an agent or otherwise for the account of or on behalf of the other parties.

11.2

All notices given under this Agreement shall be deemed to be validly given when sent by registered mail or courier, in either case signed receipt required, and shall be deemed to be received by the recipient party forty-eight (48) hours after such recipient party has signed receipt for such notice.

11.3

This Agreement may not be assigned by the Distributor without the prior written consent of Majestic. This agreement may be assigned by Majestic upon ten (10) days prior notice in writing to Distributor.

11.4	Any intended sale of all or substantially all of the assets of the Distributor or any change in the ownership and voting control of the Distributor shall constitute an assignment pursuant to Section 11.3 above and shall require the prior written consent of Majestic.

11.5	This Agreement constitutes the entire agreement between the parties with reference to the subject matter hereof and may be amended or modified only by written agreement signed by the parties hereto.

11.6

No waiver or purported waiver of any provision of this Agreement shall be valid and binding unless made in writing and signed by the party purporting to be bound by such waiver. No waiver signed in writing shall be construed as a continuing waiver unless expressly stated to be.

11.7	This Agreement shall be governed by, construed, and enforced in accordance with the laws of the Province of Ontario.

11.8

Unless the parties agree to submit any matter to mediation or arbitration, all disputes arising in connection with the interpretation, enforcement, or performance of this Agreement shall be submitted for resolution by the Ontario Superior Court of Justice, and all courts competent to hear appeals therefrom.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officials to execute this Agreement on the day first above written.

SIGNED, SEALED AND DELIVERED	)	MAJESTIC SUPPLY CO. INC.
in the presence of	)
)
)
	)	Per: ROBERT DASH
	)	Robert Dash, President
	)	I have authority to bind the corporation
)
	)	PRINTING COMPONENTS INC.
)
)
	)	Per: HERBERT ADAMS
	)	Herbert Adams, President
	)	I have authority to bind the corporation
)

SCHEDULE A

MINIMUM MONTHLY VOLUMES (“MMV”)

1)	For March, April, and May 2008, the MMV shall be 1,000 Units per month.

2)	For the balance of 2008 and for 2009, the MMV shall be 3,000 Units per month.

3)	For the calendar years of 2010 and 2011 to the end of the initial Term, the MMV shall be 5,000 Units per month.